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                   SELF FUNDED ELECTRONIC GOVERNMENT SERVICES

                                  TERM CONTRACT

                                 RESULTING FROM
                                  RFP #01-252B









                    NATIONAL INFORMATION CONSORTIUM USA, INC.

                DOING BUSINESS IN MONTANA THROUGH THE SUBSIDIARY:

                            MONTANA INTERACTIVE, INC.
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                          CONTRACT TERMS AND CONDITIONS


This contract is a result of RFP #01-252B. All references to the RFP in this contract are references to RFP #01-252B unless otherwise specified.

1.   Parties

     This contract is entered into by and between the Department of Administration of the State of Montana, (hereinafter referred to as the "Department"), whose address and telephone number are:

                  Department of Administration
                  Information Services Division (ISD)
                  P.O. Box 200113
                  Helena, MT  59620
                  406-444-2700

     and National Information Consortium USA, Inc. (NICUSA), whose Federal ID Number, address and telephone number are:

                  National Information Consortium USA, Inc.
                  Doing business in Montana through the
                  subsidiary
                  Montana Interactive, Inc. (MII)
                  Federal ID Number:  91-207-3898
                  677 East 730 South, Suite 204
                  American Fork, Utah 84003
                  801-756-7095

2.   Effective Date, Duration and Renewal

     2.1 This contract shall take effect on January 2, 2001. This contract shall terminate on January 1, 2006 unless terminated earlier in accordance with the terms of this contract.

     2.2 This contract may be renewed by the Department for five (5) one-year periods or for any increments between one (1) and five (5) years as agreed upon by both parties. In no case may this contract run longer than ten (10) years. Reference: 18-4-313, MCA.

3.   Definition of Project

     For purposes of this contract, "Project" is defined as self-funded electronic government (e-government) services and other e-government services provided by NICUSA to the State under this contract.

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4.   Work Order Procedure

     4.1 For the purpose of this section, "work order" refers to both a Transaction Fund Work Order and an Agency Funded Work Order.

     4.2 All new implementations of applications under this contract where funding is being provided by the transaction fund must have an approved Transaction Fund Work Order (see Attachment A). Each Transaction Fund Work Order, at a minimum, must include the information provided in Attachment A. In some cases, work may commence prior to final approval of the Transaction Fund Work Order. Upgrades and enhancements to existing applications do not need to be done through work orders.

     4.3 All work conducted by NICUSA under this contract where an agency or program is providing the funding must be done through an approved Agency Funded Work Order (see Attachment A). Each Agency Funded Work Order, at a minimum, must include the information provided in Attachment A. If the agency or program is funding the project, work can commence upon the approval of the work order.

     4.4 NICUSA and the agency or program will jointly fill out the information on the work order, sign it and submit it to the Department for signature. The Department will review the work order for compliance with this contract, state standards, the strategic direction of the State, the impact on the state's infrastructure, and other logistical matters. Work orders may be for Internet, or intranet applications, or for the support of such applications. Work orders must fit within the scope of this contract and the intent of the RFP. The Department acting on its own, or acting on the advice of the Governing Board, may disapprove any work order. If a work order is disapproved, all associated work must immediately cease and desist.

5.   Transaction Fund, Revenue, and Remittance

     5.1 The transaction fund is defined as a fund containing transaction fee revenue, as defined in Section 7 of the RFP, generated from the use of applications put into production through this contract. Other applicable revenue may also reside in the fund such as that defined in NICUSA's response to Section 7.8.5 of the RFP.

     5.2 The transaction fund must be established as one or more accounts insured by the FDIC in financial institutions. The accounts shall be established as trust accounts with the funds held for the benefit of the State. NICUSA shall furnish the Department with the names of the institutions, the account numbers, and the names of those persons having signatory

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          authority. The accounts must be established in financial institutions licensed in Montana. Exceptions must be approved by both parties.

     5.3 NICUSA is responsible for billing, collecting, and administering all revenue from applications put into production under this contract unless otherwise stated in the work order. NICUSA is responsible for depositing revenue into the transaction fund. NICUSA is responsible for all statutory fees owed to the State.

     5.4 NICUSA is responsible for remitting the State's revenues to the Department of Revenue as outlined in Section 4.9 of the RFP. NICUSA shall follow any special remittance provisions in approved work orders. At no time must revenue due to the State be held longer than thirty-one (31) days without being remitted to the Department of Revenue. Revenue that will be remitted to the Department of Revenue includes, but is not limited to, statutory fees and facility charges owed by NICUSA to the State.

     5.5 NICUSA is responsible for paying associated operation expenses, including all reasonable and required capital reinvestment in the Project. All remaining funds are to be retained by NICUSA.

6.   Governing Board

     The State will establish an advisory Governing Board for the Department. Final authority resides with the Department. The Governing Board will advise on the following in relation to the Project:

     -    Policy;

     -    Work orders proposing a fee;

     -    Fee changes;

     -    General priorities of work orders and investments;

     -    Service Management Business Plan;

     -    Management of the transaction fund; and

     -    Other issues as requested by the Department

     The Governing Board will use the Contractor's response to Section 7 of the RFP as a guide in its advice regarding fees, revenue, and NICUSA's return on investment versus reinvestment into the State.

7.   Ownership of Data

     The State maintains ownership of all State data provided through the Project. Customer data collected by NICUSA may not be used for any purpose except in furtherance of the Project. In the event this contract is terminated, the necessary customer data collected by NICUSA will be provided to the Department or their designee.

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8.   NICUSA Employees

     8.1 Employees of NICUSA may be given access to secured facilities and data. Prior to having access to secured facilities and data, NICUSA's employees must submit to the same level of scrutiny as state employees and be approved by the State for access. NICUSA's employees, in carrying out this project, must follow all applicable laws, procedures and policies.

     8.2 This contract was awarded based on NICUSA's response to the RFP. If the key personnel outlined in the RFP response change, the Department must be notified immediately. If any of the key personnel outlined in the RFP leave, or are otherwise removed and are unable to fulfill this contract, they must be replaced by equally experienced and competent personnel. The Department may provide input into the selection process of key personnel directly fulfilling the terms of this contract.

     8.3 The Department will notify NICUSA of any concerns with key personnel directly fulfilling the terms of this contract. NICUSA agrees to make a good faith effort to address the Department's concerns, which may include replacing key personnel.

9.   Consideration/Payments (Outside of the Transaction Fund)

     9.1 When work conducted by NICUSA is being funded by an agency or program, outside of the transaction fund in consideration for services provided, the ordering agency or program will pay within thirty (30) days of receipt of a properly executed invoice. The final payment, plus retainer (if applicable), will be made within thirty (30) days of receipt of a properly executed invoice and upon acceptance of the completed project.

     9.2 The Department or ordering agencies may withhold payments to NICUSA regarding the disputed portion if NICUSA has not performed in accordance with this contract or the approved work order.

10.  Political Subdivisions

     This contract will be offered to all entities defined in Section 1.1 of the RFP. However, the Governing Board as well as the Department must approve all work orders, or other requests regarding this contract, from political subdivisions. The Governing Board shall establish the priority of such requests and determine the policies and procedures for providing services to political subdivisions under this contract. At no time shall services be provided to political subdivisions to the detriment of the State.

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11.  Warranties

     NICUSA warrants that products (including hardware and software) and services offered through this contract will conform to the specifications requested, be fit and sufficient for the intended purpose, be of good material and workmanship and free from defect. To be fit and sufficient for the intended purpose includes adequate system performance.

12.  Scope, Amendment, and Interpretation

     12.1 This contract consists of 27 numbered pages, RFP #01- 252B as amended, NICUSA's response to the RFP including the clarification question responses, and negotiations. In the case of dispute or ambiguity, the order of precedence of document interpretation is in that same order.

     12.2 These documents contain the entire agreement of the parties. Any enlargement, alteration or modification requires a written amendment signed by both parties. Mutually agreeable changes may be made to this contract provided that the terms of this contract:

          12.2.1 Do not materially change NICUSA's obligations to the State as expressed in the contract.

          12.2.2 Do not violate the Constitution, Laws, or Rules of Montana.

          12.2.3 Do not impose onerous obligations or conditions that materially change the value of the product or services to be provided to the Department.

          12.2.4 Do not contravene the mandatory requirements of the RFP.

13.  Non-Exclusive Contract

     The Project is intended to be the State's single comprehensive method for e-government services. NICUSA is not the exclusive source for e-government services for the State. State entities electing to purchase or provide e-government services through sources other than this contract will follow existing procurement vehicles, or go through a competitive procurement process. However, NICUSA has exclusive rights to links on the State Portal for the applications developed by NICUSA, but will not be given exclusive rights to state data. The Project may, however, be the exclusive method for electronic services and data access for state agencies at their discretion as indicated on a work order.

     NICUSA has exclusive rights to the transaction fund for application development. However, at the Department's discretion, NICUSA may be required to verify that

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     their pricing, service and delivery on a specific application project are competitive with other vendors who distribute a similar application. If an application project is determined by the Department not to be competitive, then funding from the transaction fund may be made available to the State for the project.

14.  Contract Management Liaison

     This contract is managed by the Information Services Division of the Department of Administration for the State of Montana in accordance with 2-17-501, MCA. Contract management inquiries and problems should be addressed to:

                  Audrey Hinman, Chief
                  Internet Technology Services Bureau
                  Information Services Division
                  P.O. Box 200113
                  Helena, MT  59620-0113
                  Telephone: 406-444-2700
                  FAX: 406-444-2701

15.  Contractor Liaison

     NICUSA shall have an Account Executive in place for the duration of this contract. The Account Executive is the liaison to the Contract Management Liaison and will assume responsibility for the coordination of all products and services or projects under this contract. The Account Executive will meet with the Contract Management Liaison, agency project manager, agency procurement manager, and others as necessary to resolve any conflicts or disagreements under this contract. If the Account Executive changes, the Department must be notified immediately. The Department reserves the right to request NICUSA to change the Account Executive, or any representative serving the State, if in the opinion of the Department the current Account Executive, or representative, is not adequately meeting the needs of the State.

                  Michael Muller, General Manager
                  Montana Interactive, Inc.
                  677 East 730 South, Suite 204
                  American Fork, UT  84003
                  Telephone: 801-756-7095
                  FAX: 801-756-4643

16.  Audit Requirements

     16.1 With the approval of the Department, NICUSA shall select an independent auditor to audit, at its own expense, NICUSA's books and records, including the transaction fund books and records, on an annual basis during the term of the contract. NICUSA shall make such books and

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          records available at its principal place of business. All audit findings including, but not limited to, the audited financial statements, auditor opinions, reports on internal control, findings and recommendations, and management letters are to be provided to the Department for review within one hundred twenty (120) days after the close of NICUSA's fiscal year. In addition, NICUSA is subject to any further audit and review determined necessary by the Department or the Governing Board, after furnishing reasonable notice to NICUSA. This includes audits conducted by the Legislative Auditor.

     16.2 To the extent an audit report discloses any discrepancies in charges, billings, or financial records, and following a period for review and verification of the amount by NICUSA, NICUSA will adjust the discrepancy as soon as reasonably possible, but not to exceed ninety
          (90) days. NICUSA shall cooperate to assure that verification is completed in a timely manner. NICUSA also agrees to make other changes requested by the Department, that are agreed to by NICUSA, to comply with recommendations resulting from any audit.

17.  Reporting Requirements

     17.1 NICUSA must provide monthly income statements and balance sheets for the transaction fund to the Department.

     17.2 NICUSA must provide a monthly status report to the Department of all projects or work orders in progress and an overall view of the operation of the services provided under this contract.

     17.3 NICUSA will measure and report monthly to the Department on growth trends and usage of the services provided under this contract. The report shall include number of hits, access, transactions and other performance measures or metrics as mutually agreed upon by the Department and NICUSA. NICUSA will measure and report monthly to the Department on the performance of the servers provided under this contract including swap rate, CPU usage, memory usage and disk usage.

     17.4 NICUSA will submit a proposed three (3) year Service Management Business Plan to the Department including activities, schedules, deliverables, budgets, and financial forecasts. Section 7 of the RFP is to be used as a guideline for the initial Plan. NICUSA will submit the initial Plan to the Department within sixty (60) days of the execution of this contract. The Plan shall be revised and submitted on an annual basis.

     17.5 The Department reserves the right to request additional reports regarding this contract. NICUSA agrees to make a good faith effort to provide all requested reports.

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18.  Contract Performance Security

     Contract Performance Security in the form of a surety bond #103332645 in the amount of $250,000 has been received by the State Procurement Bureau and will be returned to NICUSA after successful completion of this contract. This security must remain in effect for the entire contract period.

     The State may collect damages from contract security if NICUSA materially fails to perform or provide service as required. This could range from going out of business and leaving the State with no service provider or no finished or supported product, to completing the contract but doing so unsatisfactorily or as required by contract.

     The damages available to the State are limited to the additional costs incurred to select a new service provider or the cost of correcting the problem. The State may also collect from the security the overhead costs to the State in acquiring a new service provider or the overhead time expended to correct the problem. Reference: 18-4-312, MCA.

19.  Headings

     The heading or captions of the sections and subsections of this contract are inserted for convenience only, shall not be deemed to be part of this contract, and in no way define, limit, extend or describe the scope of intent of any provisions hereof.

20.  Access and Retention of Records

     20.1 NICUSA agrees to provide the Department, the Legislative Auditor or their authorized agents access to any records necessary to determine contract compliance.

     20.2 NICUSA agrees to create and retain all records supporting the products and services rendered for a period of three (3) years after either the completion date of this contract or the conclusion of any claim, litigation or exception relating to this contract taken by the State of Montana or a third party. Reference: 18-1-118, MCA.

21.  Tax Exemption

     The State of Montana is exempt from Federal Excise Taxes (#81-0302402).

22.  Product Requirements

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     NICUSA certifies that all applications offered through this contract are fully compatible with the State's computing environment as specified in
     Section 2 of the RFP. Should any application provided through this contract fail to exhibit fully compatible performance; NICUSA will be responsible for assuming all costs associated with correcting, or replacing all non-compliant applications. The Department shall have the final authority to determine compliance of an application.

23.  Assignment, Transfer and Subcontracting

     NICUSA may not assign, transfer or subcontract any portion of this contract to any non-NIC-related entities without the express written consent of the Department. Reference: 18-4-141, MCA. NICUSA is solely responsible for ensuring that subcontractors comply with all terms and conditions of this contract. All contracts NICUSA engages in with non-NICUSA entities on behalf of the State to fulfill this contract must have the ability to be assigned, transferred, or assumed by the Department. This specifically includes all infrastructure solutions outlined in Section 4 of the RFP. NICUSA must provide copies of all said contracts to the Department.

24.  Choice of Law and Venue

     This contract is governed by the laws of Montana. The parties agree that any litigation concerning this contract must be brought in the First Judicial District in and for the County of Lewis and Clark, State of Montana. Reference: 18-1-401, MCA.

25.  Compliance with Laws

     25.1 NICUSA must comply with all applicable federal and state law including the prevailing wage laws.

     25.2 NICUSA must comply with the Montana Human Rights Act, the Civil Rights Act of 1964, the Age Discrimination Act of 1975, the Americans with Disabilities Act of 1990, and Section 504 of the Rehabilitation Act of 1973.

     25.3 If one or more provisions of this contract are deemed to be unlawful or unconstitutional or stricken by a court of law, all valid provisions that are severable from the invalid provisions remain in effect and are valid and binding on the parties. If any provision hereof is in conflict with any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed to be modified to conform to such statute, rule of law, court order, or judgment.

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26.  Indemnification

     NICUSA agrees to indemnify and hold harmless the State, its officials, agents, and employees, while acting within the scope of their duties as such, harmless from and against all claims, demands, and causes of action of any kind or character, including the cost of defense, arising in favor of NICUSA's employees or third parties on account of bodily or personal injuries, death, or damage to property arising out of services performed, goods or rights to intellectual property provided or omissions of services or in any way resulting from the acts or omission of NICUSA and/or its agents, employees, subcontractors or its representatives under this agreement, all to the extent of NICUSA's negligence.

27.  Patent and Copyright Protection

     27.1 In the event of any claim by any third party against the Department that the products furnished under this contract infringe upon or violate any patent or copyright, the Department shall promptly notify NICUSA. NICUSA shall defend such claim, in the Department's name or its own, as appropriate, but at NICUSA's expense. NICUSA will indemnify the Department against all costs, damages and attorney's fees that a Court finally awards as a result of such claim. If the Department reasonably concludes that its interests are not being properly protected, it may enter any action. However, any settlement by the Department with the party alleging such infringement or violation shall not be binding upon NICUSA and NICUSA shall be under no obligation to pay or indemnify the Department. Further, if principles of governmental or public law are involved, the State of Montana may participate in the defense of any such action.

     27.2 If any product furnished is likely to or does become the subject of a claim of infringement of a patent or copyright, then NICUSA may, at its option, procure for the Department the right to continue using the alleged infringing product, or modify the product so that it becomes non-infringing. If none of the above options can be accomplished, or if the use of such product by the Department shall be prevented by permanent injunction, the Department agrees to return the product at NICUSA's request and NICUSA agrees to grant the Department a credit for full cost of the product and any related product provided by NICUSA which can no longer be used effectively without the use of the infringing product.

     27.3 This section 27 shall not apply if the infringement, or claim thereof, is based upon the use of products supplied by NICUSA in combination with other software not made or supplied by NICUSA (Department or other vendor supplied), or the use of products by the Department with apparatus, data or programs not furnished or supplied by NICUSA (Department or other vendor supplied), or products not manufactured or supplied by

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          NICUSA (Department or other vendor supplied). This section 27 will apply to all products offered by NICUSA.

28.  Intellectual Property

     28.1 All patent and other legal rights in or to inventions arising out of activities funded in whole or in part by this contract must be available to the Department for royalty- free and nonexclusive licensing to the State. NICUSA shall notify the Department in writing of any invention conceived or reduced to practice in the course of performance of this contract.

     28.2 The Department shall have a royalty-free, nonexclusive, and irrevocable right to reproduce, publish or otherwise use and authorize others to use for operation of the State of Montana portal only, copyrightable property created under this contract.

     28.3 All application source code and documentation together with all updates and revisions (collectively referred to below as "The Software") provided to the Department under this contract shall be the intellectual and tangible property of NICUSA. However, the State and all subsequent e- government service providers working on the State of Montana portal, shall be granted a perpetual for-use-only license by NICUSA to The Software only for purposes of this Project at no additional fee. This license includes rights to modify the code and applications, as the State deems appropriate. Designs, logos, graphics, and trademarks related to the Project are the property of the State and are licensed to NICUSA only for the duration of the contract.

     28.4 The Software shall be deposited with an Escrow Agent on a quarterly basis. NICUSA and the Department shall mutually choose the Escrow Agent. The Department will review, approve and subsequently receive from NICUSA, an executed copy of the software escrow agreement between NICUSA and the Escrow Agent. NICUSA will notify the Department in writing of any amendments to such agreements, any change in Escrow Agent, or of any replacement or successor escrow arrangements. The Escrow Agent will provide written notification to the Contract Management Liaison, at least semiannually, detailing all account activity during the previous period. Over the term of the contract, NICUSA will have the authority to remove superseded source code. Updates to The Software shall be escrowed and owned as stated above. The Department has full rights in verifying that this process is properly being followed. An exclusion to this provision applies to software or documentation created by third parties and purchased by NICUSA.

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     28.5 The Software shall be released to the Department upon termination of this contract, for disaster recovery purposes, if NICUSA is declared insolvent through bankruptcy proceedings, if NICUSA is unable to perform its obligations to the State under the contract, or as otherwise provided in the agreement with the Escrow Agent. In any of the events listed above, The Software from the Escrow Agent, and any updates or new applications not yet in escrow, shall be delivered to the Department immediately.

29.  Insurance Requirements (Receipt of)

     29.1 General Requirements: NICUSA shall maintain for the duration of the contract, at its cost and expense, insurance against claims for injuries to persons or damages to property, including contractual liability which may arise from or in connection with the performance of the work by NICUSA, agents, employees, assigns, or subcontractors. The insurance shall cover such claims as may be caused by any negligent act or omission.

     29.2 Specific Requirements for Commercial General Liability: NICUSA shall purchase and maintain Occurrence coverage with combined single limits for bodily injury, personal injury, and property damage of $1,000,000 per occurrence and $2,000,000 aggregate per year to cover such claims as may be caused by any act, omission, or negligence of NICUSA or its officers, agents, representatives, assigns or subcontractors.

     29.3 Additional Insured Status: The State, its officers, officials, employees, and volunteers are to be covered as additional insureds; for liability arising out of activities performed by or on behalf of NICUSA, including the insured's general supervision of NICUSA; products and completed operations; premises owned, leased, occupied, or used.

     29.4 Deductibles and Self-Insured Retentions: Any deductible or self-insured retention must be declared to and approved by the Department. At the request of the agency either: 1) The insured shall reduce or eliminate such deductibles or self-insured retentions as respect to the State, its officers, officials, employees, and volunteers, or; 2) NICUSA shall procure a bond guaranteeing payment of losses and related investigations, claims administration, and defense expenses.

     29.5 Certificate of Insurance/Endorsements: A certificate of insurance, indicating compliance with the required coverages, has been received by the State Procurement Bureau. NICUSA must notify the State immediately, of any material change in insurance coverage, such as changes in limits, coverage, change in status of policy, etc.

     29.6 Primary Insurance: NICUSA's insurance coverage shall be primary insurance with respect to the State, its officers, officials, employees, and

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          volunteers and shall apply separately to each project or location. Any insurance or self-insurance maintained by the State, its officers, officials, employees or volunteers shall be excess of NICUSA's insurance, and shall not contribute with it.

30.  Workers' Compensation/Independent Contractor's Exemption

     Contractors are required to maintain Workers' Compensation or an Independent Contractor's Exemption covering NICUSA and/or employees while performing work for the State of Montana in accordance with Section 39-71-120/401/405, MCA. Neither NICUSA nor its employees are employees of the State. This insurance/exemption must be valid for the entire contract period.

31.  Meetings

     Each party is required to meet with the other to resolve technical or contractual problems that may occur during the term of this contract. Meetings will occur as problems arise and will be coordinated by the Department. NICUSA will be given a minimum of three (3) full working days notice of meeting date, time, and location. Face to face meetings are desired. However, upon mutual agreement, a conference call meeting may be substituted. Consistent failure to participate in problem resolution meetings (two (2) consecutive missed or rescheduled meetings), or failure to make a good faith effort to resolve problems (as determined by the Department), may result in termination of this contract.

32.  Notice

     Written notice sent by certified mail, return receipt requested, shall be deemed made when received or initially refused by the other party.

33.  Termination

     33.1 If NICUSA fails to perform the work in accordance with the provisions of this contract, or breaches any contract term and does not cure or does not correct such failure within a period of thirty (30) days after receipt of the Department's written notice thereof, the Department may, by written notice, terminate the whole or any part of this contract. Such written notice shall specify the time, the specific provision of this contract or "for cause" reason that gives rise to the termination, and shall specify reasonable appropriate action that can be taken by NICUSA to avoid termination of the contract. The phrase "for cause" shall mean:

          33.1.1 Any material breach or evasion by NICUSA of the terms or conditions of this contract and its amendments, if any.

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          33.1.2 Substantial cessation or material degradation of Network services by NICUSA shall be cause for immediate termination of this contract.

          33.1.3 A conviction of fraud, misappropriation, embezzlement, malfeasance, significant misfeasance, or illegal conduct by NICUSA, its officers, directors or by any corporation or shareholder owning a controlling interest in NICUSA.

          33.1.4 Dissolution of NICUSA or forfeiture of its corporate existence without assignment to a successor acceptable to the Department.

          33.1.5 NICUSA's doing any of the following:

                 33.1.5.1 Commencing a voluntary case or other proceeding
                          seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect; or filing an answer admitting the material allegations of a petition filed against NICUSA in any involuntary case or other proceeding commenced against NICUSA seeking liquidation, reorganization, or other relief under any bankruptcy, insolvency, or other similar law now or hereafter in effect with respect to NICUSA or either of their debts; or consenting to any such relief or to the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against NICUSA seeking liquidation, reorganization, or other relief under any bankruptcy, insolvency, or other similar law now or hereafter in effect with respect to NICUSA or either of their debts;

                 33.1.5.2 Seeking the appointment of a trustee, receiver,
                          liquidator, custodian or other similar official of NICUSA or any substantial part of NICUSA's 's assets;

                 33.1.5.3 Making an assignment for the benefit of creditors;

                 33.1.5.4 Failing, being unable, or admitting in writing the inability generally to pay its debts as they become due; or

                 33.1.5.5 Taking any action to authorize any of the foregoing.

          33.1.6 Intentional or negligent act or omission by NICUSA resulting in the disclosure of any information clearly indicated as being confidential.

     33.2 The Department, at its sole discretion, may terminate or reduce the scope of this contract or any work order if available funding is reduced for any reason. Reference: 18- 4-313, MCA.

     33.3 If NICUSA fails to perform the work in accordance with any work order, or any contract term in the work order and does not cure or does not correct such failure within a period of thirty (30) days after receipt of the Department's written notice thereof, the Department may, by written notice, terminate the whole or any part of the work order.

     33.4 The Department may terminate this contract at any time and without cause if directed to do so by statute.

     33.5 NICUSA shall have the right to terminate this contract for any material breach or evasion by the Department of the terms or conditions of this contract and its amendments, if any, subject to cure, by providing written notice of termination to the Department. Such notice shall specify the time, the specific reason that gives rise to the termination, and shall specify reasonable appropriate action that can be taken by the Department to avoid termination of the contract. NICUSA shall provide a specified period of time of up to thirty (30) calendar days for the Department to cure breaches and deficiencies of its performance obligations under this contract.

34.  Infrastructure Support

     NICUSA shall support agency developers (internal employees or contractors) with the integration of separately developed agency applications into the infrastructure provided through this contract. The Department agrees to be an intermediary to cooperatively support these efforts, as resources allow.

35.  Transition Period

     35.1 If for any reason this contract is terminated other than for a material breach by the Department, or upon expiration of this contract without extension, or at the end of any extension of this contract, at the option of the Department NICUSA shall continue to operate under this contract in accordance with all its terms and conditions for a period of up to twelve (12) months from the time of expiration or notification of termination from the Department to NICUSA. The intent of this provision is to insure continuation of e-government services while a successor (which may be the State) is chosen and installed. The Department shall notify NICUSA at the earliest possible opportunity, but in any event, no later than the date of notification of termination, that it shall continue operations and the duration of time for such continuation.

     35.2 If for any reason this contract is terminated the Department has the option of purchasing equipment acquired under this contract at fair market value. If NICUSA engages in any lease agreements for equipment provided under this contract, the Department must have the option to assume the lease in case of contract termination. The Department shall have necessary access to all equipment and software provided under this contract in order to support the Department's work as well as agencies.

     35.3 If for any reason this contract is terminated, the remaining funds in the transaction fund after all settlements are to be turned over to the Department as soon as the reasonable course of business allows, but not more than thirty (30) days.

36.  Year 2000 Compliance

     NICUSA warrants that all hardware, software, and/or firmware delivered, developed, modified, or licensed, under this contract, shall be able to accurately process date data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap year calculations, when used in accordance with the product documentation provided by NICUSA, provided that all products (e.g. hardware, software, firmware) used in combination with other designated products properly exchange data with it. The remedies available to the State under this warranty shall include repair or replacement of any product whose non-compliance is discovered and made known to NICUSA, in writing, within this warranty period or within one year after acceptance, whichever is longer. Nothing in this warranty shall be construed to limit any rights or remedies the State may otherwise have under this contract, with respect to defects, other than Year 2000 compliance performance.

37.  Execution

     The parties, through their authorized agents, have executed this contract on the dates set out below.

     CONTRACTOR - NATIONAL INFORMATION CONSORTIUM USA, INC.



     -----------------------------------     ------------------------------
     Signature                               Date


     HARRY HERINGTON
     -----------------------------------
     Name

     PRESIDENT
     -----------------------------------
     Title

     12 CORPORATE WOODS
     10975 BENSON ST., SUITE 390
     -----------------------------------
     Address

     OVERLAND PARK, KS  66210                91-207-3898
     -----------------------------------     ------------------------------
     City, State, Zip Code                   Federal Employer ID #



     DEPARTMENT OF ADMINISTRATION - INFORMATION SERVICES DIVISION



     -----------------------------------     ------------------------------
     Signature                               Date

     ANTHONY J. HERBERT
     -----------------------------------
     Name

     ADMINISTRATOR
     -----------------------------------
     Title

     Approved as to form and content:



     -----------------------------------
     Legal Counsel, Department of Administration



     -----------------------------------
     State Procurement Bureau

                                  ATTACHMENT A


Montana Interactive, Inc. (MII) will meet with all state agencies as requested to discuss their e-government plans. MII should involve the Department in these meetings when applicable. The appropriate version of the work order should be completed for all potential applications and MII must give the agency a reasonable expectation of the priority and schedule for each application. For large applications, to avoid delays in approval, MII should provide the Department drafts of work orders prior to their completion. An agency may indicate on a work order that the Project will be the exclusive method for electronic services and data access for their data source.


                           TRANSACTION FUND WORK ORDER
                       FOR MONTANA INTERACTIVE, INC. (MII)
                   SELF-FUNDED ELECTRONIC GOVERNMENT SERVICES
                                  TERM CONTRACT


                                                            DATE:
                                                 TRACKING NUMBER:

AGENCY:
DIVISION OR PROGRAM:
PROJECT NAME:
DESCRIPTION OF WORK:    (Include the data sources, what fields or data will be
                        accessed or modified, whether production data or replicated data will be used, how updates to data sources will be conducted and record lock/contention handled, what the complete business process will be from start to finish, what the complete process will be for the end user, access methods available to the end user, any qualification procedures used for end users, a description of the capabilities of the application)

DEVELOPMENT TOOLS AND   (Identify whether Oracle will be used, Visual Basic,
SOFTWARE USED:          etc. and any third party software necessary for the
                        implementation of the application, specifically state whether any non- state standard hardware or software will be involved)

SECURITY:

IMPACT ON THE           (Location of application, impact on hardware, software,
INFRASTRUCTURE:         the state network, and on statewide enterprise license
                        agreements)

SCHEDULE (INCLUDING     (Must include estimated completion dates)
MILESTONES):

DELIVERABLES:

ACCEPTANCE/COMPLETION
CRITERIA:

ESTIMATED AGENCY HOURS:

FEE COLLECTED ON BEHALF
OF AGENCY:

REMITTANCE PROVISIONS:

FEE COLLECTED ON BEHALF
OF TRANSACTION FUND:

MII PROJECT MANAGER:

AGENCY PROJECT MANAGER:

END USER SUPPORT (HELP  (Clearly define how problems that need to be passed
DESK): onto the State will be handled and who will be responsible for their resolution and how the problem will be tracked to completion.)

ADDITIONAL TERMS:       (At no time can a work order term be in conflict with a
                        contract term.)



----------------------------------------          ------------------------------
Michael Muller, General Manager                   Date
Montana Interactive, Inc.


----------------------------------------          ------------------------------
(Insert Agency Authority), (Insert Title)         Date
(Insert Agency, Division and/or Program)


----------------------------------------          ------------------------------
Audrey Hinman, Chief                              Date
Internet Technology Services Bureau, ISD

----------------------------------------          ------------------------------
(Insert Chair of Governing Board), Chair          Date
Montana Electronic Government Advisory
Council (Needs to sign only if a fee is
proposed)

                            AGENCY FUNDED WORK ORDER
                       FOR MONTANA INTERACTIVE, INC. (MII)
                   SELF-FUNDED ELECTRONIC GOVERNMENT SERVICES
                                  TERM CONTRACT


                                                            DATE:
                                                 TRACKING NUMBER:

AGENCY:

DIVISION OR PROGRAM:

PROJECT NAME:

DESCRIPTION OF WORK:    (Include the data sources, what fields or data will be
                        accessed or modified, whether production data or replicated data will be used, how updates to data sources will be conducted and record lock/contention handled, security, what the complete business process will be from start to finish, what the complete process will be for the end user, access methods available to the end user, any qualification procedures used for end users, a description of the capabilities of the application)

DEVELOPMENT TOOLS AND   (Identify whether Oracle will be used, Visual Basic,
SOFTWARE USED:          etc. and any third party software necessary for the
                        implementation of the application, specifically state whether any non- state standard hardware or software will be involved)

SECURITY:

IMPACT ON THE           (Location of application, impact on hardware, software,
INFRASTRUCTURE:         the state network, and on statewide enterprise license
                        agreements)

SCHEDULE (INCLUDING     (Must include estimated completion dates)
MILESTONES):

DELIVERABLES:

ACCEPTANCE/COMPLETION
CRITERIA:

ESTIMATED MII HOURS:

ESTIMATED AGENCY HOURS:

RATE(S) CHARGED:        (This can be stated as an amount billable per hour, not
                        to exceed a certain amount, or a fixed agreed to amount;
                        an hourly rate without a cap is not acceptable)

PAYMENT SCHEDULE:       (Outline the complete payment schedule, include any
                        holdbacks due to non- compliance with the approved work order or missing scheduled milestones such as the completion date)

REMITTANCE PROVISIONS
(IF ANY):

MII PROJECT MANAGER:

AGENCY PROJECT MANAGER:

PRODUCTION MAINTENANCE  (Will MII have an ongoing responsibility to maintain
ARRANGEMENT:            and support this application, or will the agency or
                        program take over once the application is in production?
                        If MII will be responsible for maintaining and supporting the application, will the agency be providing the funding to do so?)

END USER SUPPORT (HELP  (Will MII be taking calls from the end users of the
DESK) application, or will the agency's help desk take the calls? If MII will be responsible for supporting the application, will the agency be providing the funding to do so? If MII is providing the support, clearly define how problems that need to be passed onto the State will be handled and who will be responsible for their resolution and how the problem will be tracked to completion. If the agency has requirements for reporting regarding support issues, they should be stated here.)

ADDITIONAL TERMS:       (At no time can a work order term be in  conflict with a
                        contract term.)




----------------------------------------          ------------------------------
Michael Muller, General Manager                   Date
Montana Interactive, Inc.



----------------------------------------          ------------------------------
(Insert Agency Authority), (Insert Title)         Date
(Insert Agency, Division and/or Program)

----------------------------------------          ------------------------------
Audrey Hinman, Chief                              Date
Internet Technology Services
Bureau, ISD

                                  ATTACHMENT B


                            INFRASTRUCTURE AGREEMENT
                       FOR MONTANA INTERACTIVE, INC. (MII)


It is the intent of the Department that the electronic government (e-government) services infrastructure be established in the most cost effective and efficient manner to lessen the burden on Montana's taxpayers.

The infrastructure established through this contract will be available to all state agencies for their e-government applications and web sites (not just those provided by NICUSA). Use of the infrastructure is subject to the Governing Board's policies and procedures. The infrastructure must support the State's Internet portal as well as a separate server to support the State's intranet portal for the duration of the contract. Work orders completed through this contract may be for both Internet and intranet applications.

This agreement is to outline the resources that will be provided by the Department and the resources that will be provided by NICUSA as an investment in the State. This agreement is to set the foundation for the relationship between the Department and NICUSA; however, it is subject to change as necessary when both parties agree.

All rates quoted below are for fiscal year 2001 and are subject to change in future years as determined by the Legislature and/or the Department. NICUSA must provide all equipment and do all installation necessary to connect the servers to the network connection provided and must follow the published Mid-Tier Standards for the State.

HARDWARE

It is required that hardware provided by NICUSA meet the State's needs on an ongoing basis as deemed appropriate by the Governing Board. All hardware provided must be state standard equipment (IBM RS/6000 mid-tier boxes and Dell PowerEdge Intel boxes). The hardware housed in the State Data Center must be stored in tower racks. The procurement of tower racks to store the hardware is the responsibility of NICUSA. All consoles should be on a switch and NICUSA is limited to two physical consoles. The consoles and any console switches are the responsibility of NICUSA. Contractor employees will be authorized for physical access to the servers provided under this contract only. Access to secured areas will be granted on an as needed basis and is available 7 x 24. Appropriate procedures must be followed to gain access to secured areas. Remote administration of servers is encouraged.

The following hardware at a minimum will be housed in the State Data Center (it is understood that NICUSA will require additional servers than those listed below):

INTERNET PORTAL SERVER: The State requires NICUSA provide a server for the State Portal (as defined in Section 4 of the RFP), agency web sites, and e-government services. This server will sit outside of the State's firewall.

INTERNET PORTAL DEVELOPMENT SERVER: The State requires NICUSA provide a development server for the State Portal (as defined in Section 4 of the RFP), agency web sites, and e-government services. This server will sit outside of the State's firewall.

INTRANET PORTAL SERVER: The State requires NICUSA provide a server for the State intranet, agency intranet web sites, and internal e-government services. This server will sit inside of the State's firewall.

INTRANET PORTAL DEVELOPMENT SERVER: The State requires NICUSA provide a development server for the State intranet, agency intranet web sites, and internal e-government services. This server will sit inside of the State's firewall.


SERVICES

SERVICES PROVIDED BY ISD:

     1. Space in the State Data Center including fire protection, air conditioning for continuously controlled temperature and humidity, and physical security with a centrally administered personnel access control system requiring pre-approved individual access

     2.   Connection of all servers to the State Data Network (SummitNet)

     3. Back-up and recovery of servers using Harbor agents through the network with off-site storage following the State's policies

     4. UPS electrical protection fully isolated from utility power surges, fluctuations, spikes, and high frequency electrical noise; provides for controlled shutdown of computer equipment during power outages

     5. Continuous monitoring is available as an option whereas Department employees will notify NICUSA when a server is down

     6. Scheduling of jobs for reliable execution of specific batch job streams to accommodate customer's production schedule needs is an option

     7.   Notification of all scheduled maintenance and outages

     8. Ability to participate in weekly problem and change management meetings

SERVICES PROVIDED BY NICUSA:

     1. The necessary hardware and software to support production dependencies; NICUSA must provide all equipment and do all installation necessary to connect the servers to the network connection provided

     2. Disaster recovery planning and any costs incurred with the disaster recovery plan; the disaster recovery plan must include the procedures NICUSA will follow when a server goes down with a hardware problem such as a system disk crash, hard parity check in a RAM card, etc.; the written disaster recovery plan must be submitted to the Department for approval within sixty (60) days of contract execution and revised annually

     3.   System stability, reliability, and recoverability

     4. Capacity planning and ongoing analyses of changes in system utilization to best assure adequate configuration to accommodate ongoing production workload demands

     5. Performance monitoring of system deliverables, including response times and other time-related production deliverables

     6. Hardware maintenance, upgrades, and all equipment provided under this contract

     7. All operating systems used must be state standard operating systems (AIX, Windows NT, or Windows 2000). NICUSA is responsible for procuring and installing all software provided under this contract. NICUSA is responsible for all operating system installations, upgrades, maintenance, software installations, and software changes. NICUSA is responsible for all operating systems and software support.

RATES CHARGED BY ISD:

A Service Level Agreement will be signed by both parties for all facility services provided by ISD. NICUSA will be charged $3,000 per year ($250 per month) per tower rack (approximately six (6) servers) for housing in the State Data Center. NICUSA is limited to two consoles regardless of the number of tower racks.

STATE NETWORK CONNECTIVITY

LOCAL OFFICE CONNECTIVITY: NICUSA will be responsible for a monthly site rate to connect their local office to SummitNet. The monthly site rate varies depending on the service requested. The connection options are 56K at $250 per month or T-1 at $650 per month. These costs do not include the circuit costs. ISD will provide the service up to and including the router. NICUSA is responsible for all LANs and equipment in their office to connect to the router.


INTERNET CONNECTIVITY

STATE'S CURRENT CAPACITY: At the time of contract signing, the State intends to have a physical ATM DS3 connection to the Internet, with 9Mbps being used. NICUSA will be responsible for paying for additional capacity required for their use. The Department is willing to negotiate with NICUSA on the appropriate sharing arrangement, as additional capacity is needed.


ORACLE

Under the existing State of Montana Oracle Enterprise License Agreement, the Department will provide all required Oracle licenses. It is understood by NICUSA that these licenses are for exclusive use by NICUSA to carry out the terms of this contract and may not be used for any other purpose or entity. The State of Montana Oracle Enterprise License Agreement is for State of Montana agencies only and does not include and may not be used for political subdivisions. The Department will provide NICUSA with access to their Oracle web server and NICUSA is encouraged to use this web server whenever possible. If NICUSA (or an agency) wishes to have the Department host Oracle databases or applications, they will be charged ISD's published mid-tier rates. If NICUSA hosts their own Oracle databases, there will be no additional charges.

The State has the right for agency and Department employees to perform technical reviews on all Oracle databases and applications prior to implementation.


E-MAIL

It would be very beneficial for the General Manager of Montana Interactive, Inc. (and perhaps all employees) to be on the state's e-mail system for the benefit of meeting scheduling and access to the state's address book. The cost is $6.00 per mailbox per month.